UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  September 9, 2021 (September 7, 2021)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-36129 (Commission File Number)	27-3379612 (I.R.S. Employer Identification No.)

601 NW Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of OneMain Holdings, Inc. (the “Company”) granted one-time awards of 75,000 restricted stock units (“RSU Awards”) to each of Rajive Chadha, the Company’s Executive Vice President and Chief Operating Officer, and Micah R. Conrad, the Company’s Executive Vice President and Chief Financial Officer. The RSU Awards are structured such that 50% of the RSU Awards (the “Performance-Based Units”) will vest based on the Company’s total shareholder return (“TSR”). The Performance-Based Units have a seven-year performance period, with 50% of the Performance-Based Units vesting at an absolute TSR of 80%, 100% of the Performance-Based Units vesting at an absolute TSR of 100%, and 150% of the Performance-Based Units vesting at an absolute TSR of 120%. The Performance-Based Units include a 10% annual reduction in the target Performance-Based Units for each year the tranche is achieved following year five of the seven-year performance period. The remaining 50% of the RSU Awards vest in 25% annual increments over a four-year period, subject to each executive’s continued employment through the applicable vesting date.

The Company believes that these RSU Awards will effectively incentivize Messrs. Chadha and Conrad to achieve shareholder value creation as the Company moves to its next phase of growth.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Micah R. Conrad
Name:	Micah R. Conrad
Title:	Executive Vice President and Chief Financial Officer

Date:  September 9, 2021